EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 3, 1998 appearing on page 33 of Planet Hollywood International, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 28, 1997 and on page F-2 of Planet Hollywood International, Inc.'s Registration Statement on Form S-4 (No. 333- 51655), as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
January 8, 1999